Exhibit 10.1

UNIT PURCHASE AGREEMENT
by and between
BUCKEYE PARTNERS, L.P.,
VOPAK BAHAMAS B.V.
and
KONINKLIJKE VOPAK N.V.

i

Exhibit A — Form of Opinion of Vinson & Elkins L.L.P.
ii

UNIT PURCHASE AGREEMENT
     This UNIT PURCHASE AGREEMENT, dated as of February 15, 2011 (this “Agreement”), is by and between BUCKEYE PARTNERS, L.P., a Delaware limited partnership (“Buckeye”), VOPAK BAHAMAS B.V., a public company with limited liability incorporated under the laws of the Netherlands (the “Purchaser”) and KONINKLIJKE VOPAK N.V. a public company with limited liability incorporated under the laws of The Netherlands (“Vopak Parent”).
     WHEREAS, Buckeye desires to issue and sell to the Purchaser, and the Purchaser agrees to accept certain Class B Units and LP Units in accordance with the provisions of this Agreement as partial consideration for the Acquisition (as defined below); and
     WHEREAS, as of the date hereof, Buckeye and the Purchaser have entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Buckeye has provided the Purchaser with certain registration rights with respect to the LP Units and Class B Units acquired pursuant hereto, as well as the LP Units underlying the Class B Units, any Class B Units issued to the holders of Class B Units as a distribution in kind or any LP Units issued in lieu of cash as liquidated damages under the Registration Rights Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Acquisition” means the acquisition by Buckeye Purchaser and its designee of an indirect interest in The Bahamas Oil Refining Company International Ltd. pursuant to the Acquisition Agreement.
     “Acquisition Agreement” means the Sale and Purchase Agreement among the Purchaser, Vopak Parent and Buckeye Purchaser, dated February 15, 2011.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the introductory paragraph.
     “Buckeye” has the meaning set forth in the introductory paragraph.

     “Buckeye Entities” and each a “Buckeye Entity” means the General Partner, Buckeye and each of Buckeye’s Subsidiaries, other than those Subsidiaries which, individually or in the aggregate, would not constitute a “significant subsidiary” as defined in Regulation S-X.
     “Buckeye Purchaser” means Buckeye Atlantic Holdings LLC, a Delaware limited liability company.
     “Buckeye Related Parties” has the meaning specified in Section 6.2.
     “Buckeye SEC Documents” has the meaning specified in Section 3.8.
     “Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.
     “Class B Units” means the Class B Units representing limited partnership interests in Buckeye having the rights and obligations specified in the Partnership Agreement Amendment.
     “Class B Unit Purchase Agreement” means that certain Unit Purchase Agreement by and among Buckeye and each of the Persons set forth on Schedule A thereto dated as of December 18, 2010, pursuant to which Buckeye issued Class B Units on January 18, 2011.
     “Closing” has the meaning specified in Section 2.2.
     “Closing Date” has the meaning specified in Section 2.2.
     “Commission” means the United States Securities and Exchange Commission.
     “Consideration Units” means the number of Class B Units and LP Units issued pursuant hereto, which shall be determined as follows: (i) if the Closing Date occurs on or before the record date for the distribution to Buckeye’s holders of LP Units with respect to the quarter ending December 31, 2010, then 1,095,722 Class B Units and 620,861 LP Units, or (ii) if the Closing Date occurs after the record date for the distribution to Buckeye’s holders of LP Units with respect to the quarter ending December 31, 2010, then the number of Class B Units equal to the quotient of (A) $62,500,000 and (B) the difference between $57.04 and the per unit amount of such distribution and the number of LP Units equal to the quotient of (A) $37,500,000 and (B) the difference between $60.40 and the per unit amount of such distribution.
     “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Existing Registration Rights Agreements” means, collectively, (i) that certain Registration Rights Agreement, by and among Buckeye, BGH GP Holdings, LLC, ArcLight Energy Partners Fund III, L.P., ArcLight Energy Partners Fund IV, L.P., Kelso Investment Associates VII, L.P. and KEP VI, LLC, dated as of June 10, 2010, (ii) that certain Registration Rights Agreement by and among Buckeye, First Reserve and each of the other Persons listed on Schedule A thereof, dated as of December 18, 2010 and (iii) that certain Registration Rights

Agreement by and among Buckeye and the purchasers in the PIPE (LP) Unit Purchase Agreement, dated as of December 18, 2010.
     “FR Unit Purchase Agreement” means that certain Unit Purchase Agreement by and among Buckeye and FR XI Offshore AIV, L.P., dated as of December 18, 2010, pursuant to which Buckeye issued LP Units and Class B Units on January 18, 2011.
     “General Partner” means Buckeye GP LLC, a Delaware limited liability company.
     “Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Buckeye mean a Governmental Authority having jurisdiction over Buckeye, its Subsidiaries or any of their respective Properties.
     “Indemnified Party” has the meaning specified in Section 6.3.
     “Indemnifying Party” has the meaning specified in Section 6.3.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “LP Units” means units representing limited partnership interests in Buckeye other than the Class B Units.
     “Material Adverse Effect” has the meaning specified in Section 3.1.
     “NYSE” means The New York Stock Exchange, Inc.
     “Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Partnership Agreement Amendment, or any amendments, supplements, continuations or modifications thereto.

     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Buckeye dated November 19, 2010, as amended by the Partnership Agreement Amendment.
     “Partnership Agreement Amendment” means Amendment No. 1, dated January 18, 2011, to the Amended and Restated Agreement of Limited Partnership of Buckeye dated November 19, 2010.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.
     “PIPE (LP) Unit Purchase Agreement” means that certain LP Unit Purchase Agreement by and among Buckeye and the purchasers specified therein, dated December 18, 2010, pursuant to which Buckeye issued LP Units on January 18, 2011.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     “Purchaser” has the meaning set forth in the introductory paragraph.
     “Purchaser Related Parties” has the meaning specified in Section 6.1.
     “Registration Rights Agreement” has the meaning set forth in the recitals hereto.
     “Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person. Subsidiaries acquired by Buckeye Purchaser on January 18, 2011 pursuant to that certain Sale and Purchase Agreement by and among FR XI Offshore AIV,

L.P., FR Borco GP Ltd., and Buckeye Purchaser, shall be deemed not to be Subsidiaries of Buckeye for purposes of this Agreement.
     “Vopak Parent” has the meaning set forth in the introductory paragraph.
ARTICLE II
AGREEMENT TO ISSUE AND SELL
          Section 2.1 Issuance and Sale. Subject to the terms and conditions hereof, Buckeye hereby agrees to issue and sell to the Purchaser and the Purchaser hereby agrees to accept from Buckeye as partial consideration for the Acquisition, the Consideration Units.
          Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and issuance and sale of the Consideration Units hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York, or such other location as mutually agreed by the parties, and concurrently with the closing of the Acquisition provided that the conditions set forth in Sections 2.3, 2.4 and 2.5 have been satisfied or waived at or prior to the time thereof (other than those conditions that are by their terms to be satisfied at the Closing) (the date of such closing, the “Closing Date”).
          Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Consideration Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
     (a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and
     (b) the closing of the Acquisition shall occur concurrently with the Closing and all conditions set forth in Section 7.3 (Conditions to Obligations of Purchaser) of the Acquisition Agreement shall have been satisfied in all material respects or the fulfillment of any such conditions to Buckeye Purchaser’s obligations shall have been waived, except for those conditions which, by their nature, will be satisfied concurrently with the Closing.
          Section 2.4 Purchaser’s Conditions. The obligation of the Purchaser to accept the Consideration Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part, to the extent permitted by applicable Law):
     (a) Buckeye shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Buckeye on or prior to the Closing Date;

     (b) (i) The representations and warranties of Buckeye (A) set forth in Sections 3.1, 3.2 and 3.5 and (B) contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of Buckeye shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only, it being expressly understood and agreed that representations and warranties made “As of the date hereof” or “As of the date of this Agreement”, or a similar phrase, are made as of February 15, 2011, and will not be required to be true and correct as of the Closing Date);
     (c) Buckeye shall have filed with the NYSE a supplemental listing application to list the LP Units issued pursuant hereto and the LP Units underlying those Consideration Units that are Class B Units;
     (d) No notice of delisting from the NYSE shall have been received by Buckeye with respect to the LP Units;
     (e) The Partnership Agreement Amendment shall have be in full force;
     (f) Buckeye shall have delivered, or caused to be delivered, to the Purchaser at the Closing, Buckeye’s closing deliveries described in Section 2.6; and
     (g) The execution and delivery by Buckeye of the Registration Rights Agreement.
          Section 2.5 Buckeye’s Conditions. The obligation of Buckeye to consummate the issuance and sale of the Consideration Units to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by Buckeye in writing, in whole or in part, to the extent permitted by applicable Law):
     (a) The representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and all other representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of the Purchaser made as of a specific date shall be required to be true and correct as of such date only); and
     (b) The Purchaser shall have delivered, or caused to be delivered, to Buckeye at the Closing, the Purchaser’s closing deliveries described in Section 2.7.
          Section 2.6 Buckeye Deliveries. At the Closing, subject to the terms and conditions hereof, Buckeye will deliver, or cause to be delivered, to the Purchaser (or, at the Purchaser’s direction, to any other Person):
     (a) Evidence of the issuance of the Consideration Units, represented by book-entry on the books and records of the applicable transfer agent (i.e. Computershare Trust Company N.A., with respect to the LP Units, and the General Partner, with respect to the Class B Units) of the Consideration Units (bearing the restrictive notation set forth in Section 4.8) and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;
     (b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the General Partner and Buckeye is in good standing;
     (c) An opinion addressed to the Purchaser from Vinson & Elkins L.L.P., legal counsel to Buckeye, dated as of the Closing Date, in the form and substance attached hereto as Exhibit A;
     (d) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of Buckeye, in their capacities as such, stating that:
     (i) Buckeye has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by Buckeye on or prior to the Closing Date; and
     (ii) The representations and warranties of Buckeye contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of Buckeye are, individually and in the aggregate, true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and
     (e) A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of Buckeye, certifying as to (1) the Amended and Restated Certificate of Limited Partnership of Buckeye, as amended, and the Partnership Agreement, as amended, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Consideration Units and (3) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.
          Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to Buckeye a certificate from the Purchaser, dated the Closing Date and signed by an appropriate officer of the Purchaser, in his or her capacity as such, stating that:
     (a) The Purchaser has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and
     (b) The representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and all other representations and warranties of the Purchaser are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUCKEYE
     Buckeye represents and warrants to the Purchaser as follows:
          Section 3.1 Existence. Each of the Buckeye Entities has been duly incorporated or formed, as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or formation, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the condition (financial or other), results of operations, securityholders’ equity, Properties or business of the Buckeye Entities taken as a whole, the ability of the Buckeye Entities to meet their obligations under the Operative Documents or the ability of the Buckeye Entities to consummate the transactions under any Operative Document on a timely basis (a “Material Adverse Effect”) or (ii) subject the limited partners of Buckeye to any material liability or disability.
          Section 3.2 Consideration Units; Capitalization.
     (a) On the Closing Date, the Consideration Units shall have those rights, preferences, privileges and restrictions governing the LP Units or Class B Units, as applicable, as set forth in the Partnership Agreement.
     (b) The General Partner is the sole general partner of Buckeye, with a non-economic general partner interest in Buckeye; such general partner interest is the only general partner interest of Buckeye that is issued and outstanding; and such general partner interest has been duly authorized and validly issued and is owned by the General Partner free and clear of any Liens.
     (c) The limited partners of Buckeye hold LP Units in Buckeye, represented as of the date hereof by approximately 80.3 million LP Units and 5.7 million Class B Units; such LP Units and Class B Units are the only limited partner interests of Buckeye that are issued and outstanding; all of such LP Units and Class B Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
          Section 3.3 No Conflict. None of (i) the offering, issuance and sale by Buckeye of the Consideration Units and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Operative Documents by Buckeye, or (iii) the

consummation of the transactions contemplated hereby or thereby conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the Buckeye Entities pursuant to, (A) the formation or governing documents of any of the Buckeye Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Buckeye Entities is a party, by which any of them is bound or to which any of their respective Properties or assets is subject, or (C) any Law applicable to any of the Buckeye Entities or injunction of any court or governmental agency or body to which any of the Buckeye Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Buckeye Entities or any of their Properties, except in the case of clause (B) for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
          Section 3.4 No Default. None of the Buckeye Entities is in violation or default of (i) any provision of its respective formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any Law of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Buckeye Entities or any of their Properties, as applicable, except, in the case of clauses (ii) or (iii), as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          Section 3.5 Authority. On the Closing Date, Buckeye will have all requisite power and authority to issue, sell and deliver the Consideration Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all partnership or limited liability company action, as the case may be, required to be taken by the General Partner and Buckeye for the authorization, issuance, sale and delivery of the Consideration Units, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby shall have been validly taken. No approval from the holders of outstanding LP Units is required under the Partnership Agreement or the rules of the NYSE in connection with Buckeye’s issuance and sale of the Consideration Units to the Purchaser.
          Section 3.6 Approvals. Except as required by the Commission in connection with Buckeye’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Buckeye of any of the Operative Documents to which it is a party or Buckeye’s issuance and sale of the Consideration Units, except (i) as may be required under the state securities or “Blue Sky” Laws, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect

          Section 3.7 Compliance with Laws. As of the date hereof, neither Buckeye nor any of its Subsidiaries is in violation of any Law applicable to Buckeye or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. Buckeye and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither Buckeye nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
          Section 3.8 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by Buckeye or the General Partner, as the case may be, and constitutes, or will constitute, the legal, valid and binding obligations of Buckeye or the General Partner, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.
          Section 3.9 Valid Issuance; No Options or Preemptive Rights of Units.
     (a) The Consideration Units to be issued and sold by Buckeye to the Purchaser hereunder have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (b) Those Consideration Units that are Class B Units shall have those rights, preferences, privileges and restrictions governing the Class B Units, which shall be reflected in the Partnership Agreement Amendment.
     (c) The LP Units issuable upon conversion of those Consideration Units that are Class B Units, those Class B Units issuable to holders of Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units and those LP Units issuable in lieu of cash as liquidated damages under the Registration Rights Agreement and, in each case, the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Partnership Agreement Amendment have been duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     (d) The holders of outstanding LP Units are not entitled to statutory, preemptive or other similar contractual rights to subscribe for LP Units or Class B Units; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in Buckeye are outstanding.
          Section 3.10 No Registration Rights. Except as contemplated by this Agreement, the Registration Rights Agreement and the Existing Registration Rights Agreements, there are no contracts, agreements or understandings between Buckeye and any Person granting such Person the right to require Buckeye to file a registration statement under the Securities Act with respect to any securities of Buckeye or to require Buckeye to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by Buckeye under the Securities Act.
          Section 3.11 Periodic Reports. Buckeye’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Buckeye SEC Documents”) have been filed with the Commission on a timely basis. The Buckeye SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Buckeye SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of Buckeye and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Deloitte & Touche LLP is an independent registered public accounting firm with respect to Buckeye and the General Partner and has not resigned or been dismissed as independent registered public accountants of Buckeye as a result of or in connection with any disagreement with Buckeye on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
          Section 3.12 Litigation. As of the date hereof, except as described in the Buckeye SEC Documents, there are no legal or governmental proceedings pending to which any Buckeye Entity is a party or to which any Property or asset of any Buckeye Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of any Buckeye entity to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of Buckeye, no such proceedings are threatened by Governmental Authorities or others.
          Section 3.13 No Material Adverse Change. As of the date hereof, except as set forth in the Buckeye SEC Documents filed with the Commission on or prior to the date hereof, since September 30, 2010, there has not occurred any material adverse change in the condition (financial or other), results of operations, securityholders’ equity, Properties, prospects or business of the Buckeye Entities, taken as a whole.
          Section 3.14 Certain Fees. No fees or commissions are or will be payable by Buckeye to brokers, finders, or investment bankers with respect to the sale of any of the Consideration Units or the consummation of the transaction contemplated by this Agreement. Buckeye agrees that it will indemnify and hold harmless the Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by Buckeye in connection with the sale of the Consideration Units or the consummation of the transactions contemplated by this Agreement.
          Section 3.15 No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.5 and Section 4.6, the issuance and sale of the Consideration Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither Buckeye nor, to the knowledge of Buckeye, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
          Section 3.16 No Integration. Neither Buckeye nor any of its Subsidiaries have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act of 1933, as amended) that is or will be integrated with the sale of the Consideration Units in a manner that would require registration under the Securities Act.
          Section 3.17 MLP Status. Buckeye is properly treated as a partnership for United States federal income tax purposes and more than 90% of Buckeye’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.
          Section 3.18 Investment Company Status. Buckeye is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          Section 3.19 Form S-3 Eligibility. As of the date hereof, Buckeye has been, since the time of filing its most recent Form S-3 Registration Statement, and continues to be eligible to use Form S-3.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     The Purchaser represents and warrants to Buckeye that:
          Section 4.1 Existence. The Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

          Section 4.2 Authorization, Enforceability. The Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Purchaser; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.
          Section 4.3 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or the property or assets of the Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
          Section 4.4 Certain Fees. No fees or commissions are or will be payable by the Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Consideration Units or the consummation of the transaction contemplated by this Agreement. The Purchaser agrees that it will indemnify and hold harmless Buckeye from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Purchaser in connection with the purchase of the Consideration Units or the consummation of the transactions contemplated by this Agreement.
          Section 4.5 Investment. The Consideration Units are being acquired for the Purchaser’s own account and with no intention of distributing the Consideration Units or any part thereof, and the Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Consideration Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If the Purchaser should in the future decide to dispose of any of the Consideration Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

          Section 4.6 Nature of Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, Buckeye that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Consideration Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
          Section 4.7 Restricted Securities. The Purchaser understands that the Consideration Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Buckeye in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
          Section 4.8 Legend. The Purchaser understands that the books and records of the transfer agents for the Consideration Units will include, as a restrictive notation, the legend required by the Partnership Agreement as well as the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
ARTICLE V
COVENANTS
          Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Buckeye and the Purchaser shall use their commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.
          Section 5.2 Other Actions. Buckeye shall file prior to the issuance of any Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units a supplemental listing application with the NYSE to list the LP Units underlying such Class B Units issued as a distribution in kind.

ARTICLE VI
INDEMNIFICATION
          Section 6.1 Indemnification by Buckeye. Buckeye agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Buckeye contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Consideration Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification.
          Section 6.2 Indemnification by the Purchaser. Vopak Parent agrees to indemnify Buckeye, the General Partner and their respective Representatives (collectively, “Buckeye Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Buckeye Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.
          Section 6.3 Indemnification Procedure. Promptly after any Buckeye Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.
ARTICLE VII
MISCELLANEOUS
          Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
          Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.9, 3.10, 3.13, 3.14, 3.15, 4.4, 4.6, 4.7 and 4.8 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of Buckeye or the Purchaser. The covenants made in this Agreement or any other Operative Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Consideration Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of Buckeye and , Vopak Parent pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.
          Section 7.3 No Waiver; Modifications in Writing.
     (a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
     (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document (except in the case of the Partnership Agreement, for amendments adopted pursuant to the terms thereof) shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by Buckeye from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Buckeye in any case shall entitle Buckeye to any other or further notice or demand in similar or other circumstances.
          Section 7.4 Binding Effect; Assignment.
     (a) Binding Effect. This Agreement shall be binding upon Buckeye, the Purchaser, Vopak Parent and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

     (b) Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser without the consent of Buckeye. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of Buckeye (which consent shall not be unreasonably withheld by Buckeye).
          Section 7.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
     (a) If to the Purchaser or Vopak Parent:
Vopak Bahamas B.V.
Westerlaan 10, 3016 CK
P.O. Box 863
3000 AW Rotterdam
The Netherlands
Attention: Legal Department; Tjeerd Wassenaar
Facsimile: +31 10 411 2520
with a copy to:
Bracewell & Giuliani LLP
711 Louisiana St., Ste 2300
Houston, TX 77002
Attention: William D. Gutermuth
Facsimile: 713.221.2114
     (b) If to Buckeye:
Buckeye Partners, L.P.
One Greenway Plaza, Suite 600
Houston, TX 77046
Attention: General Counsel
Facsimile: 610.904.4006
with a copy to:
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, NY 10103
Attention: E. Ramey Layne
Facsimile: 212.237.0100
or to such other address as Buckeye or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
          Section 7.6 Removal of Legend. In connection with a sale of the Consideration Units by the Purchaser in reliance on Rule 144, the Purchaser or its broker shall deliver to the transfer agent and Buckeye a broker representation letter providing to the transfer agent and Buckeye any information Buckeye deems necessary to determine that the sale of the Consideration Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of Buckeye and regarding the length of time the Consideration Units have been held. Upon receipt of such representation letter, Buckeye shall promptly direct its transfer agent to exchange unit certificates bearing a restrictive legend for unit certificates without the legend (or a credit for such shares to book-entry accounts maintained by the transfer agent), including the legend contained in Section 4.8, and Buckeye shall bear all costs associated therewith. After the Purchaser or its permitted assigns have held the Consideration Units for one year, if the certificate or book-entry accounts for such Consideration Units still bears the restrictive legend contained in Section 4.8, Buckeye agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend contained Section 4.8 from the Consideration Units, and Buckeye shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Purchaser or its permitted assigns provide to Buckeye any information Buckeye deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of Buckeye (and a covenant to inform Buckeye if it should thereafter become an Affiliate and to consent to exchange any certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Consideration Units have been held.
          Section 7.7 Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by Buckeye or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.
          Section 7.8 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.
          Section 7.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          Section 7.10 Termination.
     (a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by the written consent of the Purchaser, upon a breach in any material respect by Buckeye of any covenant or agreement set forth in this Agreement.
     (b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing
     (i) if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or
     (ii) upon the termination of the Acquisition Agreement.
     (c) In the event of the termination of this Agreement as provided in this Section 7.10, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Article VI of this Agreement; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
          Section 7.11 Recapitalization, Exchanges, Etc. Affecting the LP Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Buckeye or any successor or assign of Buckeye (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the LP Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

BUCKEYE PARTNERS, L.P.
By:	BUCKEYE GP LLC
(its General Partner)

By:	/s/ Keith E. St.Clair
Keith E. St.Clair
Senior Vice President and Chief Financial Officer

Signature Page to Unit Purchase Agreement
(Vopak)

VOPAK BAHAMAS B.V.
By:	/s/ Tjeerd Wassenaar
	Name:	Tjeerd Wassenaar
	Title:	Managing Director

KONINKLIJKE VOPAK N.V.
By:	/s/ J.P. de Kreij
	Name:	J.P. de Kreij
	Title:	Vice Chairman Executive Board & Chief Financial Officer

Signature Page to Unit Purchase Agreement
(Vopak)

Exhibit A — Form of Opinion of Vinson & Elkins L.L.P.
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Unit Purchase Agreement (the “Purchase Agreement”). Buckeye shall furnish to the Purchaser at the Closing an opinion of Vinson & Elkins L.L.P., counsel for Buckeye, addressed to the Purchaser and dated the Closing Date in form satisfactory to the Purchaser, stating that:
     1. Each of Buckeye and the General Partner is a validly existing limited partnership or limited liability company, respectively, in good standing under the laws of the State of Delaware. Buckeye has all requisite limited partnership power and authority under the laws of the State of Delaware necessary (a) to own its properties and carry on its business as its business is now being conducted as described in the Buckeye SEC Documents, (b) to enter into and perform its obligations under the Operative Documents and (c) to offer, issue and sell the Consideration Units as provided in the Purchase Agreement.
     2. To our knowledge, except as described in the Buckeye SEC Documents filed prior to the date of the Purchase Agreement, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership securities or ownership interests in Buckeye are outstanding.
     3. The Consideration Units to be issued and sold to the Purchaser by Buckeye pursuant to the Purchase Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued in accordance with the terms of the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).
     4. The LP Units issuable upon conversion of the Consideration Units that are Class B Units, the issuance of Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units and the issuance of any LP Units in lieu of cash as liquidated damages under the Registration Rights Agreement and, in each case, the limited partner interests represented thereby, upon issuance in accordance with the terms of the Class B Units as reflected in the Partnership Agreement Amendment or the Registration Rights Agreement, as applicable, have been duly authorized in accordance with the Partnership Agreement and will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
     5. No authorization, consent, approval, waiver, license, qualification, filing, declaration or registration with any Governmental Authority is required for the issuance and sale by Buckeye of the Consideration Units, the execution, delivery and performance by Buckeye of the Operative Documents or the consummation of the transactions contemplated thereby (including issuance of LP Units upon conversion of the Consideration Units that are Class B Units, the issuance of any Class B Units as a distribution in kind in lieu of cash distributions on
Exhibit A to Unit Purchase Agreement
(Vopak)

the Class B Units and the issuance of any LP Units in lieu of cash as liquidated damages under the Registration Rights Agreement), except for (A) those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion and (B) the approvals required by the Commission in connection with Buckeye’s obligations under the Registration Rights Agreement.
     6. Assuming the accuracy of the representations and warranties of the Purchaser and Buckeye contained in the Purchase Agreement, the offer, issuance and sale of the Consideration Units by Buckeye to the Purchaser solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended; provided that we express no opinion as to any subsequent sale.
     7. The holders of outstanding LP Units are not entitled to statutory, preemptive or, to our knowledge, other similar contractual rights to subscribe for the Consideration Units.
     8. Buckeye is not, and after giving effect to the use of proceeds from the sale of the Consideration Units pursuant to the Purchase Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     9. None of the offering, issuance and sale by Buckeye of the Consideration Units, the execution, delivery and performance of the Operative Documents by Buckeye or the consummation of the transactions contemplated thereby (including issuance of LP Units upon conversion of the Consideration Units that are Class B Units, the issuance of any Class B Units as a distribution in kind in lieu of cash distributions on the Class B Units and the issuance of any LP Units in lieu of cash as liquidated damages under the Registration Rights Agreement) conflicts or will conflict with, or results or will result in a breach or violation of (A) the Partnership Agreement, (B) any agreement filed or incorporated by reference as an exhibit to Buckeye’s Annual Report on Form 10-K for the period ended December 31, 2009 or Buckeye’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 or (C) the Delaware LP Act, the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or U.S. federal law, which in the case of clause (B) or (C) would be reasonably expected to have a Material Adverse Effect; provided, however, that we express no opinion pursuant to this paragraph 9 with respect to federal or state securities or anti-fraud statutes, rules or regulations.
     10. Each of Operative Documents has been duly authorized and validly executed and delivered by Buckeye and the General Partner, as the case may be, and constitutes a valid and binding obligation of Buckeye and the General Partner, as the case may be, enforceable against Buckeye and the General Partner, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
Exhibit A to Unit Purchase Agreement
(Vopak)